Exhibit 10.17

EXECUTION COPY

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT, dated as of December 31, 2011 (the “Agreement”), is made and executed by and between ARBOR BANK, a Nebraska banking corporation (together with its successors and assigns, “TIF Lender”), and AGCOUNTRY FARM CREDIT SERVICES, FLCA (formerly Farm Credit Services of Grand Forks, FLCA), a federal land credit association organized under the Farm Credit Act of 1971, as amended (together with its successors and assigns, “Senior Lender”).

RECITALS

A.           NEDAK Ethanol, LLC, a Nebraska limited liability company (“Borrower”), is now or hereafter may be indebted to the Senior Lender on account of loans or other extensions of credit or financial accommodations obtained from the Senior Lender, including, without limitation, the indebtedness evidenced by that certain Amended and Restated Term Loan Note (the “Senior Note”), by that certain Loan Agreement (as hereinafter defined) and the other loan documents related thereto.

B.           The Borrower has granted the Senior Lender a continuing Lien (as defined below) in all of the Borrower’s now owned or hereafter acquired right, title and interest in and to any and all of the Borrower’s real and personal property assets in order to secure the payment and performance of the Senior Lender Indebtedness (as defined below) arising in favor of the Senior Lender under the Loan Agreement or otherwise.

C.           The TIF Lender has made or may make loans or grant other financial accommodations to the Borrower, including a loan that has been made prior to the date hereof and evidenced by that certain Amended and Restated Promissory Note dated as of December 30, 2011 (the “TIF Note”).

D.           As a condition to making or extending any further financial accommodations to the Borrower, the Senior Lender has required that the TIF Lender to deliver this Agreement.

NOW, THEREFORE, in consideration of the loans and other financial accommodations that have been made and may hereafter be made by the Senior Lender for the benefit of the Borrower under the Loan Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the TIF Lender hereby agrees as follows:

AGREEMENT

1.           Definitions.  As used herein, the following terms have the meanings set forth below:

“Agreement” shall have the meaning ascribed to the term in the Preamble.

“Borrower Default” means a Default or Event of Default as defined in any agreement or instrument evidencing, governing, securing or issued in connection with Senior Lender Indebtedness (as hereinafter defined), including, but not limited to the Loan Agreement, or any default under or breach of any such agreement or instrument executed in connection with the Loan Agreement or the Senior Lender Indebtedness.

“Collateral” means all of the Borrower’s tangible and intangible property, real and personal, whether now owned or hereafter arising of every kind and description, including that property securing the repayment of the Senior Lender Indebtedness and all proceeds thereof.  Without limiting the generality of the foregoing, the term “Collateral” includes all cash and sums on deposit with or held in an escrow, deposit or impound account by a bank or other financial institution; provided, however, that for purposes of this Agreement the term “Collateral” shall not include any of the collateral described in that certain UCC-1 Financing Statement filed of record by the TIF Lender with the Office of the Nebraska Secretary of State on June 19 2007 in connection with the TIF Lender Loan Agreement (the “TIF Lender Collateral”) or the Tax Escrow.

“Senior Lender Indebtedness” means each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Senior Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several, all interest thereon, and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy insolvency or reorganization of the Borrower, whether or not allowed in such proceeding or other action), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.

“Lien” means any security interest, mortgage, deed of trust, pledge, lien, charge, encumbrance, assignment, title retention agreement or analogous instrument or device, including the interest of each lessor under any capitalized lease and the interest of any bondsman under any payment or performance bond, in, of or on any assets or properties of a Person, whether now owned or hereafter acquired and whether arising by agreement or operation of law.

“Loan Agreement” means the Amended and Restated Master Credit Agreement dated as of the date hereof, by and between the Borrower and the Senior Lender as the same may hereafter be amended, supplemented, restructured or restated from time to time.

“Person” shall mean any natural person, partnership, limited liability company, corporation, trust, joint venture, joint stock company, association,

unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

“Senior Lender Default Notice” shall have meaning ascribed to the term in Section 11.

“Senior Lender Enforcement Action” shall have the meaning ascribed to the term in Section 4 of this Agreement.

“Senior Note” has the meaning ascribed to the term in the Recitals together with all renewals, restatements, extensions and modifications thereof and notes or credit issued in substitution therefor.

“Tax Escrow” means the funds from time to time deposited in the Tax Escrow Account established at a financial institution and subject to an escrow agreement both mutually agreed upon by the Borrower, Senior Lender and the TIF Lender solely and exclusively for the purposes of paying real estate taxes for the then current year.

“TIF Lender Loan Agreement” means that certain Loan Agreement dated as of June 19, 2007, by and between the Borrower and the TIF Lender, as the same may hereafter be amended, supplemented or restated from time to time (including, without limitation, by that certain First Amendment to Loan Agreement dated as of even date hereof).

“TIF Indebtedness” means the indebtedness evidenced by the TIF Note, the TIF Loan Agreement and each and every debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the TIF Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, and whether it is or may be direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or joint, several or joint and several all interest thereon, and all fees, costs and other charges related thereto (including all interest, fees, costs and other charges accruing after the commencement of any case, proceeding or other action relating to the bankruptcy insolvency or reorganization of the Borrower, whether or not allowed in such proceeding or other action), all renewals, extensions and modifications thereof and any notes issued in whole or partial substitution therefor.

“TIF Note” has the meaning ascribed to the term in the Recitals and together with all renewals, restatements, extensions and modifications thereof and any notes or credit issued in substitution therefor.

“TIF Payment Default” shall have the meaning ascribed to the term in Section 4 of this Agreement.

2.           No Liens.  Until all of the Senior Lender Indebtedness has been indefeasibly paid in full and the Senior Lender has no commitment to make any further loans to the Borrower, the TIF Lender shall not, without the Senior Lender’s prior written consent, demand, receive, accept, obtain or maintain any Lien or other interest in the Collateral in respect of the TIF Lender Indebtedness.

3.           Priority and Subordination of Liens in Collateral.  Notwithstanding the order, time of attachment, or the order, time or manner of perfection, the order or time of filing or recordation of any document or instrument, the TIF Lender acknowledges and agrees that the Senior Lender holds and shall continue to hold a first priority Lien in the Collateral, and any Lien in the Collateral that may now or hereafter be claimed therein by the TIF Lender shall be and remain fully subordinate for all purposes to the Lien of the Senior Lender therein for all purposes whatsoever.

4.           General Restriction on Enforcement Actions on TIF Indebtedness.  The TIF Lender covenants and agrees that for a period of 730 days from the date of this Agreement, it will not (a) commence any action or proceeding against the Borrower to recover all or any part of the TIF Indebtedness, (b) exercise any remedies against the Borrower under or in connection with the TIF Note, the TIF Lender Loan Agreement or otherwise, or (c) exercise or enforce any right or remedy that is or may be available to the TIF Lender with respect to any Collateral unless and until all of the Senior Lender Indebtedness has been indefeasibly paid in full and the Senior Lender has no commitment to make any further loans to Borrower; provided, however, that only if, and only so long as, (x) the Senior Lender has accelerated the Senior Lender Indebtedness and is pursuing foreclosure of its Liens with respect to the Collateral (“Senior Lender Enforcement Action”), or (y) the Borrower fails to make the monthly payments due to the Tax Escrow or the monthly interest due for the Unsupported Principal in accordance with the TIF Lender Loan Agreement and the TIF Note, respectively, or the real estate taxes for the Redevelopment Area shall not be paid when due and payable (each, a “TIF Payment Default”), the TIF Lender shall be entitled to take such actions and exercise such rights and remedies from and after 165 days from the date the Senior Lender commences a Senior Lender Enforcement Action or a TIF Payment Default has occurred and is continuing. Notwithstanding anything to the contrary contained herein, TIF Lender shall be entitled at any time upon the commencement of any insolvency proceeding to which the Borrower is a party to accelerate payment of the TIF Indebtedness and file a proof of claim and otherwise participate in such proceeding.

5.           No Contest.  The TIF Lender hereby agrees that it will not at any time, directly or indirectly, contest the validity, perfection, priority or enforceability of the Senior Lender Indebtedness, the Loan Agreement, the Senior Note or the Liens of the Senior Lender, nor will it encourage any Person to do so.  The Senior Lender hereby agrees that it will not at any time, directly or indirectly, contest the validity, perfection, priority or enforceability of the TIF Indebtedness, the TIF Lender Loan Agreement, the TIF Note or the Liens of the TIF Lender in the TIF Lender Collateral, nor will it encourage any Person to do so.

6.           No Interference.  The TIF Lender agrees that it will not interfere with the exercise by the Senior Lender of its right to collect and dispose of the Collateral, whether by foreclosure or otherwise.

8.           Action Concerning Collateral.

TIF Lender agrees to the following in connection with the TIF Indebtedness:

(a)           Notwithstanding any Lien now held or hereafter acquired by the TIF Lender, the Senior Lender may take possession of, sell, dispose of, and otherwise deal with all or any part of the Collateral, and may enforce any right or remedy available to it with respect to the Borrower or the Collateral, all without notice to or consent of the TIF Lender except as specifically required by applicable law.

(b)           The Senior Lender shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of, or otherwise realize upon any of the Collateral, and in no event shall the Senior Lender be deemed the TIF Lender’s agent with respect to the Collateral.  All proceeds received by the Lender with respect to any Collateral may be applied, first, to pay or reimburse the Lender for all costs and expenses (including reasonable attorneys’ fees) incurred by the Senior Lender in connection with the collection of such proceeds, and, second, to any Senior Lender Indebtedness secured by the Senior Lender’s Lien in that Collateral, in any order that it may choose.

8.           Bankruptcy and Insolvency Proceedings. The TIF Lender agrees that it shall not commence or institute or join with any creditor (unless the Senior Lender shall so join) in bringing any proceeding against the Borrower under any bankruptcy, reorganization, assignment for the benefit of creditors, readjustment of debt, arrangement of debt receivership, liquidation or insolvency law or statute of the federal or any state government.  If the Senior Lender desires to permit the use of cash collateral or to provide post-petition or other financing to the Borrower in the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization or arrangement with creditors, whether or not pursuant to bankruptcy law, the sale of all or substantially all of the assets of the Borrower, dissolution, liquidation or any other marshalling of the assets or liabilities of the Borrower, the TIF Lender agrees that it shall not object to the same or assert that its interests are not being adequately protected.

9.           Continuing Effect.  This Agreement shall constitute a continuing agreement, and the Senior Lender may, without notice to or consent by the TIF Lender, modify any term of the Senior Lender Indebtedness at any time in its discretion. Without limiting the generality of the foregoing, the Senior Lender may, at any time and from time to time, without the consent of or notice to the TIF Lender and without incurring responsibility to the TIF Lender or impairing or releasing any of the Senior Lender’s rights or any of the TIF Lender’s obligations hereunder:

(a)           change the interest rate or change the amount of payment or extend the time for payment or renew or otherwise alter the terms of any Senior Lender Indebtedness or any instrument evidencing the same in any manner.

(b)           sell, exchange, release or otherwise deal with any property at any time securing payment of the Senior Lender Indebtedness or any part thereof;

(c)           release anyone liable in any manner for the payment or collection of the Senior Lender Indebtedness or any part thereof;

(d)           exercise or refrain from exercising any right against the Borrower or any other person (including the TIF Lender); and

(e)           apply any sums received by the Lender, by whomsoever paid and however realized, to the Senior Lender Indebtedness in such manner as the Senior Lender shall deem appropriate.

The TIF Lender hereby waives any and all right to require the marshalling of assets in connection with the exercise of any of the Senior Lender’s remedies permitted by applicable law or agreement.

10.           No Commitment.  None of the provisions of this Agreement shall be deemed or construed to constitute or imply any commitment or obligation on the part of the Senior Lender to make any future loans or other extensions of credit or financial accommodations to the Borrower.

11.           Notice.  If the Senior Lender shall deliver to the Borrower any notice that an Event of Default (under and as defined or described in the Loan Agreement or any document or instrument executed in connection therewith) has occurred (a “Senior Lender Default Notice”), the Senior Lender shall concurrently deliver a copy thereof to the TIF Lender; provided, however, that the Senior Lender’s failure to deliver a copy of the Senior Lender Default Notice to the TIF Lender shall not in any way affect the validity of such notice.

Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered (i) in person, by messenger or overnight courier, (ii) by registered or certified mail, return receipt requested and postage prepaid, or (iii) by facsimile, to the applicable party at its address or facsimile number set forth below, or at such other address or facsimile number as such party hereafter may designate as its address for communications hereunder by notice so given.

If to the Senior Lender:	AgCountry Farm Credit Services, FLCA
1900 44 St. South
PO Box 6020
Fargo, North Dakota
Attention: Randy Aberle
Fax: (877) 811-4047

with a copy to:	Lindquist & Vennum PLLP
4200 IDS Center
80 South Eighth Street

Minneapolis, Minnesota 55402
Attention: George H. Singer
Fax: (612) 371-3207

If to the TIF Lender:	Arbor Bank
16820 Frances Street, Suite 102
Omaha, Nebraska 68130
Attention: Mark Jepson
Fax: (402) 934-1419

with a copy to:	Koley Jessen P.C., L.L.O.
One Pacific Place, Suite 800
1125 South 103rd Street
Omaha, Nebraska 68124
Attention: Michael M. Hupp
Fax: (402) 390-9005
Minneapolis, Minnesota 55402
Attention: George H. Singer
Fax: (612) 371-3207

If to the TIF Lender:	Arbor Bank
16820 Frances Street, Suite 102
Omaha, Nebraska 68130
Attention: Mark Jepson
Fax: (402) 934-1419

with a copy to:	Koley Jessen P.C., L.L.O.
One Pacific Place, Suite 800
1125 South 103rd Street
Omaha, Nebraska 68124
Attention: Michael M. Hupp
Fax: (402) 390-9005

Such notices and communications shall be deemed delivered upon receipt (or refusal to accept delivery) provided that all notices and communications sent by facsimile shall also be evidenced by the facsimile machine’s confirmation identifying the recipient’s facsimile number and transmission and provided further that all notices or other communications sent by facsimile shall also be delivered by another means permitted under this Section.

12.           Conflict in Agreements.  If the provisions of any instrument evidencing TIF Indebtedness conflict with the terms of this Agreement, the terms of this Agreement shall govern the relationship between the Senior Lender and the TIF Lender.
13.           Tax Escrow Matters.  The TIF Lender acknowledges, covenants and agrees that the funds that may from time to time deposited by the Borrower in the Tax Escrow shall be solely and exclusively used for the purposes of paying real estate taxes for the then current year and not in satisfaction of any other liability or obligation that may be or become due and owing to the TIF Lender under the TIF Lender Loan Agreement, the TIF Note or otherwise.  For the avoidance of doubt, funds received by the TIF Lender in respect of the tax payments by the Borrower may be applied in accordance with the TIF Lender Loan Agreement.

14.           No Waiver.  No waiver shall be deemed to be made by any party of any of its rights hereunder unless the same shall be in writing signed on behalf of such party, and each such waiver, if any, shall be a waiver only with respect to the specific matter or matters to which the waiver relates and shall in no way impair the rights of such party or the obligations of such other party in any other respect at any time.

15.           Binding Effect; Acceptance. This Agreement shall be binding upon the parties and inure to the benefit of their respective successors and assigns.  Notice of acceptance by any party to this Agreement or of reliance by such party upon this Agreement is hereby waived.

16.           Miscellaneous. The paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

17.           Governing Law; Consent to Jurisdiction and Venue; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of North Dakota.  THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

18.           Counterparts.  This Agreement may be executed in counterparts including facsimile counterparts), any one of which shall be deemed an original, and all of which taken together shall be treated as one document.

19.           Termination of Effectiveness.  Notwithstanding anything to the contrary contained herein, this Agreement shall be null and void in the event the conditions set forth in Section 5 and Sections 6 of the First Amendment to Loan Agreement, of even date herewith, by and between the Borrower and the TIF Lender are not fully satisfied as and when required in accordance with the terms thereof or otherwise waived in writing by the TIF Lender.

[SIGNATURE PAGE AND BORROWER ACKNOWLEDGEMENT FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above-written.

SENIOR LENDER:
AGCOUNTRY FARM CREDIT SERVICES, FLCA

By:	/s/ Randolph L. Aberle
Name:	Randolph L. Aberle
Its:	Vice President
Date:	12-31-11

TIF LENDER:
ARBOR BANK

By:	/s/ Mark D. Jepson
Name:	Mark D. Jepson
Its:	EVP, Chief Credit Officer
Date:	December 31, 2011

Acknowledgment by Borrower

           The undersigned, being the Borrower referred to in the foregoing Agreement, hereby (i) acknowledges receipt of a copy thereof, (ii) agrees to all of the terms and provisions thereof, and (iii) agrees that any breach by the TIF Lender of any provision hereof will constitute a default under the Senior Lender Indebtedness and the Loan Agreement.

NEDAK ETHANOL, LLC

By:	/s/ Jerome Fagerland
Name:	Jerome Fagerland
Its:	President and General Manager
Date:	12-31-2011